Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY OPENS IN

SALT LAKE CITY, UTAH

Calabasas Hills, CA — March 23, 2012 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced the opening of its newest Cheesecake Factory restaurant at the City Creek Center in Salt Lake City, Utah.  The restaurant opened on March 22, 2012 and contains approximately 8,300 square feet and 224 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 171 full-service, casual dining restaurants throughout the U.S., including 157 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100